EXHIBIT 32.1

Section 1350 Certification

In connection with the Annual Report on Form 10-K of Greenfield Farms Food, Inc. (the "Company") for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission (the "Report"), I, Jason Koo, Principal Executive Officer and I, Clifford Rhee, Principal Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 30, 2018	/s/ Jason Koo
Jason Koo, Principal Executive Officer

Date: July 30, 2018	/s/ Clifford Rhee
Clifford Rhee, Principal Financial Officer

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.